Saga Communications, Inc. Reports 3rd Quarter Results

Gross Revenue, excluding Political, Increases 5.2% and Net Revenue Increases 1.6%

GROSSE POINTE FARMS, Mich., Nov. 5, 2013 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported that gross revenue, excluding political revenue, increased 5.2% for the quarter ended September 30, 2013 ($35.8 million during the 3rd quarter 2013 compared to $34.1 million for the same period in 2012). Net operating revenue increased 1.6% for the same comparative period. Gross political revenue decreased 86% for the quarter ended September 30, 2013 ($206 thousand during the 3rd quarter of 2013 compared to $1.5 million for the same period in 2012) due to the local and national election cycle. Station operating expense was $23.6 million this quarter compared to $22.4 million for the same period last year. Operating income from continuing operations decreased 10.4% to $7.3 million compared to $8.1 million for the same period last year. Net income of $4.3 million for the quarter was approximately equal with last year ($0.75 per fully diluted share for 3rd quarter 2013 compared to $0.76 per fully diluted share for the same period last year).

Net operating revenue increased 1.1% for the nine month period ending September 30, 2013 compared to the same period last year. Station operating expense increased 3.7% to $69.2 million from $66.7 million for the same period last year. Operating income decreased 7.5% to $20.6 million compared to $22.2 million for the same period last year. Net income for the nine month period decreased 1.0% to $12.1 million ($2.10 per fully diluted share compared to $2.15 per fully diluted share for the same period last year).

Capital expenditures in the 3rd quarter of 2013 were $1.0 million compared to $1.4 million during the same period in 2012. For the nine month period ending September 30, 2013 capital expenditures were $3.5 million compared to $3.9 million for the same period last year. The Company currently expects to spend approximately $5.5 million for capital expenditures during 2013.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 4 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga's 3rd Quarter 2013 conference call will be on Tuesday, November 5, 2013 at 2:00 p.m. EST. The dial-in number for all calls is (703) 639-1413. A transcript of the call will be posted to the Company's website.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EST on November 5, 2013 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Nine Months Ended
September 30, 2013 and 2012
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating Results
Net operating revenue	$32,929	$32,409	$95,718	$94,718
Station operating expense	23,598	22,379	69,179	66,698
Corporate general and administrative	2,051	1,910	5,981	5,799
Operating income from continuing operations	7,280	8,120	20,558	22,221
Interest expense	308	381	1,023	1,367
Other (income) expense, net	(144)	145	(53)	135
Income from continuing operations before income tax	7,116	7,594	19,588	20,719
Income tax expense	2,820	3,227	7,762	8,450
Income from continuing operations, net of income taxes	4,296	4,367	11,826	12,269
Income (loss) from discontinued operations, net of income taxes	-	(39)	223	(104)
Net income	$4,296	$4,328	$12,049	$12,165
Basic earnings (loss) per share:
From continuing operations	$0.76	$0.77	$2.08	$2.17
From discontinued operations	-	(0.01)	0.04	(0.02)
Earnings per share	$0.76	$0.76	$2.12	$2.15
Diluted earnings (loss) per share:
From continuing operations	$0.75	$0.77	$2.06	$2.17
From discontinued operations	-	(0.01)	0.04	(0.02)
Earnings per share	$0.75	$0.76	$2.10	$2.15
Weighted average common shares	5,686	5,661	5,679	5,658
Weighted average common and common
equivalent shares	5,754	5,670	5,744	5,667

Free Cash Flow
Net income	$4,296	$4,328	$12,049	$12,165
Plus: Depreciation and amortization:
Station	1,632	1,642	4,815	4,898
Corporate	57	57	170	170
Discontinued operations	-	-	-	194
Deferred tax provision	1,065	1,297	2,665	3,070
Non-cash compensation	-	25	16	107
Gain on disposal of television station	-	-	(223)	-
Other (income) expense, net	(144)	145	(53)	135
Less: Capital expenditures	(1,007)	(1,402)	(3,472)	(3,904)
Free cash flow	$5,899	$6,092	$15,967	$16,835

Balance Sheet Data
Working capital			$37,671	$25,802
Net fixed assets			$56,406	$59,398
Net intangible assets and other assets			$96,767	$98,691
Total assets			$204,770	$197,113
Long-term debt (including current
portion of $1,078 and $0, respectively)			$51,078	$58,828
Stockholders' equity			$116,651	$105,168

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Nine Months Ended
September 30, 2013 and 2012
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2013:
Net operating revenue	$28,104	$4,825	$ -	$32,929
Station operating expense	20,339	3,259	-	23,598
Corporate G&A	-	-	2,051	2,051
Operating income (loss) from continuing operations	$7,765	$1,566	$(2,051)	$7,280
Depreciation and amortization	$1,270	$362	$57	$1,689

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2012:
Net operating revenue	$27,498	$4,911	$ -	$32,409
Station operating expense	19,365	3,014	-	22,379
Corporate G&A	-	-	1,910	1,910
Operating income (loss) from continuing operations	$8,133	$1,897	$(1,910)	$8,120
Depreciation and amortization	$1,301	$341	$57	$1,699

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2013:
Net operating revenue	$81,240	$14,478	$ -	$95,718
Station operating expense	59,561	9,618	-	69,179
Corporate G&A	-	-	5,981	5,981
Operating income (loss) from continuing operations	$21,679	$4,860	$(5,981)	$20,558
Depreciation and amortization	$3,761	$1,054	$170	$4,985

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2012:
Net operating revenue	$81,180	$13,538	$ -	$94,718
Station operating expense	57,641	9,057	-	66,698
Corporate G&A	-	-	5,799	5,799
Operating income (loss) from continuing operations	$23,539	$4,481	$(5,799)	$22,221
Depreciation and amortization	$3,872	$1,026	$170	$5,068

Saga Communications, Inc.
Selected Supplemental Financial Data
September 30, 2013
(amounts in 000's except ratios)
(Unaudited)

			Less:	Plus:	Trailing
		12 Mos Ended	9 Mos Ended	9 Mos Ended	12 Mos Ended
		December 31,	September 30,	September 30,	September 30,
		2012	2012	2013	2013
	Trailing 12 Month Consolidated Earnings Before Interest
	Taxes, Depreciation and Amortization ("EBITDA") (1)
	Net income	$17,925	$12,165	$12,049	$17,809
	Exclusions:
	(Loss) gain on sale of assets	(213)	(132)	127	46
	Gain on sale of television station	-	-	223	223
	Other	302	332	(6)	(36)
	Total exclusions	89	200	344	233

	Consolidated adjusted net income (1)	17,836	11,965	11,705	17,576
Plus:	Interest expense	1,733	1,367	1,023	1,389
	Income tax expense	11,850	8,380	7,762	11,232
	Depreciation & amortization expense	7,051	5,262	4,985	6,774
	Amortization of television syndicated programming contracts	700	516	476	660
	Non-cash stock based compensation expense	132	107	16	41
	Less: Cash television programming payments	(712)	(529)	(470)	(653)
	Trailing twelve month consolidated EBITDA (1)	$38,590	$27,068	$25,497	$37,019

	Total long-term debt, including current maturities				$51,078
	Divided by trailing twelve month consolidated EBITDA (1)				37,019
	Leverage ratio				1.38

(1)	As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, 313/886-7070